UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 11, 2007

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

In a press release dated August 1, 2007, Electronic Arts Inc. (“EA”) provided the following financial guidance for the fiscal quarter ending September 30, 2007: net revenue to be between $465 and $570 million; net revenue excluding the impact of the change in deferred net revenue (packaged goods and digital content) to be between $825 and $910 million; GAAP diluted loss per share to be between ($0.92) and ($0.76); and non-GAAP diluted earnings per share to be between $0.10 and $0.20.

On October 11, 2007, during the course of a publicly-accessible conference call, EA stated that it expected its reported net revenue and earnings per share for the fiscal quarter ended September 30, 2007 to exceed the guidance it provided on August 1, 2007 on both a GAAP and non-GAAP basis. EA’s expected financial results for the quarter ended September 30, 2007 are based on preliminary information that is subject to change. EA will provide its actual financial results for the quarter ended September 30, 2007 in a quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission.

Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: October 12, 2007	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary